Exhibit 16.1
February 24, 2026

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Insulet Corporation
File No. 001-33462

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Insulet Corporation dated February 24, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP